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                                                                   EXHIBIT 10.63


                  NON-EXCLUSIVE ROYALTY FREE LICENSE AGREEMENT


         THIS AGREEMENT, effective as of the 30th day of October, 1997 is made and entered into by and between California Beach Restaurants, Inc. (hereinafter referred to as "LICENSOR"), a California corporation formed and duly existing under the laws of the State of California, having its principal place of business at 17383 Sunset Boulevard, Suite 140, Pacific Palisades, California 90272, and Sea View Restaurants, Inc., a corporation formed and duly existing under the laws of the State of California, and a wholly-owned subsidiary of LICENSOR, having a principal place of business at 17383 Sunset Boulevard, Suite 140, Pacific Palisades, California 90272 (hereinafter referred to as "LICENSEE");

         WHEREAS, LICENSOR is the owner of the trademark and service mark registrations set forth in Appendix A and the trademarks covered by said registrations and is also owner of the unregistered design marks set forth in Appendix B (hereafter collectively, the "CALIFORNIA BEACH MARKS"); and

         WHEREAS, LICENSOR has used such registered service marks in various forms and stylizations since at least as early as 1974 for restaurant services; and has used such unregistered design marks since at least as early as 1996 for merchandise and restaurant services; and

         WHEREAS, LICENSEE has used in the past and is desirous of continuing to use the CALIFORNIA BEACH MARKS in connection with its restaurant services and the sale of certain merchandise; and

         WHEREAS, LICENSEE has concurrently assigned to LICENSOR all of its right, title and interest in and to that certain agreement dated as of April 21, 1992 between LICENSEE and MCA Development Venture Two:

         NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and in further consideration of the mutual promises hereinafter set forth, the parties agree as follows:

         1.       Grant of License.

                  (a) LICENSOR grants LICENSEE a non-exclusive, royalty-free license to use the CALIFORNIA BEACH MARKS solely in connection with the rendering and advertisement of restaurant services (hereinafter "the Services") and in connection with the sale of clothing, namely t-shirts and caps, beach towels, mugs and drinking glasses (the "Goods") during the term and for the territory defined below, and

                  LICENSEE accepts such license; and

                  (b) LICENSEE expressly acknowledges that the non-exclusive license granted to LICENSEE herein shall not in any manner preclude LICENSOR from using the


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CALIFORNIA BEACH MARKS or preclude LICENSOR from licensing others to use the
CALIFORNIA BEACH MARKS.

         2.       Term and Territory.

                  The term "territory" shall mean and be restricted to the State of California. The "term" of this Agreement shall commence on the effective date hereof and shall continue for a period of five (5) years and shall be automatically renewed for a further period of five (5) years on three separate occasions, unless either party elects not to renew this Agreement by written notice to the other party sent no later than thirty (30) days prior to the expiration of the immediately preceding term; provided, however, that this Agreement is subject to earlier termination by LICENSOR as provided in paragraphs 5 and 8 hereinbelow.

         3. Ownership of the Marks.

                  (a) LICENSOR represents and warrants that it is the owner of the CALIFORNIA BEACH MARKS and that there are no other persons or entities that have superior rights to the CALIFORNIA BEACH MARKS for the Services or for the Goods.

                  (b) LICENSEE acknowledges the ownership of the CALIFORNIA BEACH MARKS in the LICENSOR, agrees that it will do nothing inconsistent with such ownership, and further agrees that all use of the CALIFORNIA BEACH MARKS by LICENSEE shall inure to the benefit of LICENSOR. LICENSEE agrees that nothing in this License shall give LICENSEE any right, title or interest in the CALIFORNIA BEACH MARKS, other than the right to use said marks in accordance with the terms of this License. LICENSEE further agrees that it will not attack the title of the LICENSOR to the CALIFORNIA BEACH MARKS, nor will it attack the validity of this License.

         4.       Quality Standards.

                  LICENSEE agrees that the nature and quality of all Services rendered by LICENSEE and all Goods sold by LICENSEE in connection with the CALIFORNIA BEACH MARKS shall conform to the reasonable standards set by LICENSOR. LICENSOR acknowledges that it is fully aware of the current standards of quality of the Services rendered by LICENSEE and of the Goods offered for sale by LICENSEE and the quality of both the Services and Goods are acknowledged to be satisfactory to LICENSOR.

         5.       Quality Maintenance.

                  (a) LICENSEE agrees to supply LICENSOR with specimens of use and evidence of use of the CALIFORNIA BEACH MARKS upon reasonable request so that LICENSOR can monitor the quality of the Services and Goods offered under the marks. LICENSEE shall comply with all applicable laws and regulations and obtain all governmental approvals pertaining to the sale, distribution and advertising of Services and Goods covered by this License. If the LICENSOR determines that the LICENSEE has not met the reasonable quality standards, it shall have the right to terminate the License in the event that the LICENSEE


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does not cure the defects within thirty (30) days following written notice thereof from LICENSOR.

         6.       Infringements and Actions by Third Parties.

                  (a) LICENSEE agrees to notify LICENSOR promptly of any use by third parties of the CALIFORNIA BEACH MARKS upon LICENSEE's note of such use. The LICENSOR shall have the right to bring actions of any type, including but not limited to infringement or unfair competition proceedings concerning the CALIFORNIA BEACH MARKS, and the parties agree to cooperate in stopping the use of said marks by third parties.

                  (b) Any and all damage awards and/or settlement agreements reached as a result of such action shall be the sole property of the LICENSOR.

         7.       Royalty.

                  No royalty shall be paid for the use of the CALIFORNIA BEACH MARKS by LICENSEE.

         8.       Termination.

                  Notwithstanding any other provision of this License, and in addition to the rights and remedies of the LICENSOR, this License shall automatically terminate and the rights granted hereunder shall revert to LICENSOR under any of the following circumstances: (1) in the event that LICENSEE's business in connection with which it uses the CALIFORNIA BEACH MARKS is no longer owned or operated by LICENSEE; or, (2) if LICENSEE becomes insolvent; or (3) if LICENSEE files a petition in bankruptcy or insolvency; or
(4) if LICENSEE is adjudicated bankrupt or insolvent; or (5) if LICENSEE files any petition or answer seeking reorganization, readjustment or arrangement of LICENSEE's business under any case relating to bankruptcy or insolvency; or (6) if a receiver, trustee or liquidator is appointed or if LICENSEE makes any assignments for the benefit of creditors; or (7) in the event of government appropriation of the assets of LICENSEE which relate to any activities contemplated by this License.

         9.       Interpretation of Agreement.

                  It is agreed that this Agreement shall be interpreted according to the laws of the State of California, regardless of its or any other laws concerning choice of law principles.

         10.      Indemnification.

                  LICENSEE shall defend (with counsel reasonably satisfactory to LICENSOR), indemnify, protect and hold harmless LICENSOR, its directors, officers, employees, licensees, agents, successors and assigns, and each of the foregoing, against and from any and all claims, suits, demands, causes of action, judgments, liabilities, losses, costs and expenses, (including, without limitation, actual attorneys' fees and disbursements and court costs) that arise out of or


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result from (i) the breach of any of LICENSEE'S warranties and representations herein contained or (ii) the breach by LICENSEE of any of its other obligations under this Agreement. Any of the indemnified parties hereinabove named may waive their respective rights of defense, in which case, notwithstanding anything to the contrary in this Agreement, LICENSEE shall not be responsible for the costs or expenses of any such waiving party's defense. Any costs incurred by any of the indemnified parties which are the responsibility of LICENSEE under these indemnity provisions shall be promptly reimbursed by LICENSEE to the party incurring such expenses. Notwithstanding the foregoing, neither an indemnified party hereinabove set forth nor LICENSEE may settle or compromise any claim, suit, etc., arising under this paragraph 10 without the consent of the other, provided, however, that such consent shall not be unreasonably withheld.

         11.      Assignment of License.

                  LICENSEE shall have no right to assign, sell, encumber, license, sublicense or otherwise transfer any right or interest in or to the CALIFORNIA BEACH MARKS or its rights under this Agreement. Any attempted assignment, sale, encumbrance, license, sublicense or transfer shall be null and void.

         12.      General Warranties and Representations.

                  The parties acknowledge that they are free to enter into this Agreement. All rights not expressly granted herein are retained by LICENSOR, and it is expressly understood that LICENSOR is free to use, license and sublicense the CALIFORNIA BEACH MARKS for any goods or services including those granted herein. It is expressly understood that the grant of rights herein does not provide LICENSEE with any right to manufacture, distribute or sell any merchandise bearing the CALIFORNIA BEACH MARKS or offer any services under said marks, except as expressly authorized by LICENSOR under this License.

         13.      Notices.

                  All notices, requests, demands, and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been given if delivered personally or sent by certified mail, return receipt requested, postage prepaid and addressed as follows:

                  (a)       If to LICENSOR:
                            Attn:  President
                            17383 Sunset Boulevard, Suite 140
                            Pacific Palisades, California 90272

                  (b)       If to LICENSEE:
                            Attn:  President
                            17383 Sunset Boulevard, Suite 140
                            Pacific Palisades, California 90272


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         14.      Further Assurances.

                  Each party hereto shall upon reasonable request take any and all steps and execute any and all further instruments to effectuate the purposes of this Agreement.

         15.      Titles.

                  The titles of the articles and paragraph headings contained in this Agreement are intended as conveniences for ready reference only and are not to be construed so as to define, limit or extend the scope of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year written above.

"LICENSOR"                             CALIFORNIA BEACH RESTAURANTS, INC.


Date:  October 30, 1997                By: /s/
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------

"LICENSEE"                             SEA VIEW RESTAURANTS, INC.


Date:  October 30, 1997                By: /s/
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------


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                                   APPENDIX A




      TYPE             TRADEMARK/SERVICE MARK                 REGISTRATION NO.          REGISTRATION DATE
      ----             ----------------------                 ----------------          -----------------
      U.S.             G (stylized)                              1,477,188                  02/16/88

      U.S.             GLADSTONE'S 4 FISH                        1,426,956                  01/27/87
                       (and Design)

      U.S.             GLADSTONE'S                               1,337,282                  05/21/85
                       (stylized)

      Cal.             GLADSTONE'S                                  21,915                  01/10/85

      Cal.             GLADSTONE'S 4 FISH                           24,923                  11/07/85



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                                   APPENDIX B







G (STYLIZED AND DESIGN)

         Services -- Restaurant services

         Goods -- Clothing, namely, t-shirts, caps; glass products, namely, mugs and drinking glasses; and beach towels.

         Date of First Use in Commerce -- April 1996


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